UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 25, 2008

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03     MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

As previously reported on the Company’s Form 8-K filed with the Securities and Exchange Commission on June 11, 2008, on that date, Atwood Oceanics, Inc. (the “Company”) announced that its Board of Directors had approved a two-for-one stock split of its common stock (the “Stock Split”) to be effected in the form of a 100% stock dividend payable July 11, 2008 (the “Split Date”), on all shares of its common stock (the “Common Shares”) outstanding as of the close of business on June 27, 2008.

Rights Agreement

The Company and Continental Stock Transfer & Trust Company, as Rights Agent, are parties to a Rights Agreement dated October 18, 2002 (the “Rights Agreement”). A Right (as defined in the Rights Agreement) is associated with each outstanding Common Share. A Certificate of Adjustment dated March 17, 2006, previously modified the Rights Agreement. Prior to the Stock Split, upon the occurrence of certain events, each Right entitles the holder to purchase from the Company one two-thousandth of a share of Series A Junior Participating Preferred Stock, no par value, of the Company (the “Preferred Shares”), at a price of $150.00 per one two-thousandth of a Preferred Share. In connection with the Stock Split, pursuant to Section 11(n) of the Rights Agreement, the number of the Preferred Shares purchasable upon the exercise of each Right will be decreased from one two-thousandth of a Preferred Share to one four-thousandth of a Preferred Share, and the number of outstanding Rights will be increased by 100% such that each Common Share outstanding immediately after the Stock Split shall have issued with respect to it one Right. In addition, pursuant to Section 23(a) of the Rights Agreement, the Redemption Price of each Right will be decreased by one-half from $0.005 to $0.0025 in connection with the Stock Split.

A copy of the Certificate of Adjustment delivered on June 25, 2008 by the Company to the Rights Agent and a form of the letter to be sent to the Company’s shareholders on or about the Split Date in connection with the Stock Split and providing notice of adjustment to the Rights, each pursuant to the terms of the Rights Agreement, are attached as Exhibits 4.1 and 99.1, respectively, to this Form 8-K and are incorporated in this Item 3.03 by reference.

The Rights Agreement was filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 21, 2002. The Certificate of Adjustment dated March 17, 2006 was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2006. Reference should be made to the Rights Agreement, the amendments thereto, the Certificate of Adjustment dated March 17, 2006, and the Certificate of Adjustment dated June 25, 2008 (filed as Exhibit 4.1 hereto) for a more complete description of the terms of the Rights and the adjustments to be made in connection with the Stock Split.

Shares Registered on Form S-8

In connection with the Stock Split, the remaining number of shares of Common Stock registered under the Securities Act of 1933, as amended, pursuant to the following registration statements on Form S-8 filed by the Company with the Securities and Exchange Commission will be proportionately adjusted to give effect to the Stock Split:

Registration Statement No 333-74255    Atwood Oceanics, Inc. 1996 Incentive Equity Plan

Registration Statement No. 333-87786    Atwood Oceanics, Inc. 2001 Amended and Restated

                                                               Stock Incentive Plan

Registration Statement No. 333-140781  Atwood Oceanics, Inc. 2007 Long-Term Incentive Plan

In addition, adjustments will be made to outstanding awards under each plan, in accordance with the terms of each such plan, in order to preserve the rights of the holders of such awards following the Stock Split.

Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management’s reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors: the Company’s dependence on the oil and gas industry; the risks involved in the construction and repair of a rig; competition; operating risks; risks involved in foreign operations; risks associated with a possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to war; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

ITEM 9.01     EXHIBITS

(d)     Exhibits

     Exhibit No.          Description of Exhibit

4.1     Certificate of Adjustment dated as of June 25, 2008 delivered by the

          Company to Continental Stock Transfer & Trust Company.

99.1   Proposed Letter from John R. Irwin, President of the Company, to shareholders of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ATWOOD OCEANICS, INC.
                                             (Registrant)

                                              /s/ James M. Holland

                                              James M. Holland
                                             Senior Vice President
DATE: June 25, 2008